Exhibit 99.2

Phoenix Energy to Begin Trading on NYSE American Under Ticker Symbol “PHXE.P”

Trading of Company’s Preferred Stock is Expected to Start This Morning, September 30, 2025, on NYSE American Under the Symbol “PHXE.P.”

IRVINE, CA – September 30, 2025 – Phoenix Energy One, LLC (“Phoenix Energy” or the “Company”) today announced that its Series A Cumulative Redeemable Preferred Shares are expected to begin trading this morning on NYSE American LLC under the symbol “PHXE.P.”

The Company raised $54,080,460 million through the sale of 2,704,023 Preferred Shares at a public offering price of $20.00 per share.

In accordance with the terms of the Company’s Preferred Shares, a short-period initial distribution of $0.11111 per share is payable on October 15, 2025 to holders of record on October 1, 2025.

Digital Offering LLC acted as the lead selling agent for the initial public offering. Latham & Watkins LLP acted as legal counsel to the Company.

“We are truly excited for Phoenix Energy to begin trading under PHXE.P on the NYSE American. The team at Phoenix Energy successfully ran their Preferred Share IPO on a tight timeline of just over three weeks while other deals in the market were struggling to gain traction. It was impressive to see what their team is capable of,” said Mark Elenowitz, Managing Director of Digital Offering LLC.

To learn more Phoenix Energy, visit the Company’s website at https://phoenixenergy.com.

About Phoenix Energy:

Phoenix Energy One, LLC, doing business as Phoenix Energy, is an energy company formed in 2019. The company is focused on oil and gas exploration and production across key U.S. basins, with a primary footprint in the Williston Basin in North Dakota and Montana. Phoenix Energy operates under a three-pronged strategy of direct drilling, royalty acquisition, and non-operated working interests.

Phoenix Energy is headquartered in Irvine, CA, with offices in Denver, CO, Dallas, TX, Fort Lauderdale, FL, Casper, WY, and Dickinson and Williston, ND, with more than 165 employees across these seven locations.

Contact Phoenix Energy:

Investor Relations

investorrelations@phoenixenergy.com

303.376.9778

About Digital Offering:

Digital Offering, LLC, doing business as Digital Offering, is a leader in crowd-financed public offerings and an investment bank with a focus on technology and innovation, utilizing the Jumpstart Our Business Startups Act, also known as the JOBS Act.

Disclaimer:

This press release contains forward-looking statements, which are statements regarding all matters that are not historical facts and include statements regarding Phoenix Energy’s current views, hopes, intentions, beliefs, or expectations concerning, among other things, its results of operations, financial condition, liquidity, prospects, growth, strategies, and position in the markets and the industries in which its operates. These forward-looking statements are generally identifiable by forward looking terminology such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “will,” “approximately,” “predict,” “potential,” “may,” and “assume,” as well as variations of such words and similar expressions referring to the future.

Forward-looking statements are based on Phoenix Energy’s beliefs, assumptions, and expectations, taking into account currently known market conditions and other factors. Phoenix Energy’s ability to predict results or the actual effect of future events, actions, plans, or strategies is inherently uncertain and involves certain risks and uncertainties, many of which are beyond its control. Phoenix Energy’s actual results and performance could differ materially from those set forth or anticipated in its forward-looking statements. Factors that could cause Phoenix Energy’s actual results to differ materially from the expectations described in the forward-looking statements include, but are not limited to, the factors described in its Final Offering Circular entitled “Risk Factors.” Oral information provided in connection with presentations or discussions with investors may similarly include forward looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this press release, the Final Offering Circular and Phoenix Energy’s other filings with the SEC. You are cautioned that the forward-looking statements included in this press release are not guarantees of future performance, and there can be no assurance that such statements will be realized or that the forward-looking events and circumstances will occur. Any forward-looking statement made by Phoenix Energy in this press release speaks only as of the date of this press release, and Phoenix Energy undertakes no obligation to publicly update any forward-looking statement except as may be required by law.